UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No. __________)

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Take time to vote your proxy
Published May 15, 2014
Employee stockholders are encouraged to participate in the proxy voting process by May 27 - prior to the 2014 Southern Company Annual Meeting the following day.
The Southern Company proxy statement was delivered to almost 500,000 stockholders, including more than 21,000 current employees. If you hold shares of Southern Company stock in the Employee Savings Plan, you should have received an email from THE SOUTHERN COMPANY with the subject line, "PLEASE VOTE NOW - SOUTHERN COMPANY NOTICE OF ANNUAL MEETING AND PROXY STATEMENT." The email contains a link for you to vote your proxy online.
As always, employees are encouraged to read the proxy statement before voting. Voting can be conducted by phone, Internet or mail.
Four items are up for consideration in this year's proxy; a brief summary of each item is included below, along with the board of directors' recommended vote. Stockholders can vote or abstain on each item.
Item No. 1: Election of Directors. Each year, stockholders are asked to vote on nominations for the company's board of directors. Directors provide oversight of general and specific risks, approve the financial plan, set executive compensation for senior management, declare dividends and elect officers, among other things. All of the nominees for the board - with the exception of CEO Tom Fanning - are from outside the company. For more information on the full list of nominees, view pages 16-23.
Recommended Vote: "For" the nominees listed in Item No. 1.
Item No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm. Stockholders are being asked to ratify the appointment by the board's audit committee of Deloitte & Touche LLP as Southern Company's independent registered public accounting firm for 2014. Deloitte & Touche has responsibility for expressing opinions on Southern Company's financial statements and the effectiveness of Southern Company's internal controls over financial reporting. For additional information, view page 23.
Recommended Vote: "For" Item No. 2.

Item No. 3: Advisory Vote on Named Executive Officers' Compensation. This is a non-binding, or "advisory," vote to approve the compensation of the company's senior leadership - typically referred to as a "say on pay" vote. The compensation committee of the board of directors has recommended an executive pay structure designed to be competitive with that of other companies in the industry; to motivate and reward achievement of Southern Company's goals; to be aligned with the interests of Southern Company's stockholders and its subsidiaries' customers; and that does not encourage excessive risk-taking. For more information on this proposal, view pages 23-24. For more information on executive compensation, view pages 30-69.
Recommended Vote: "For" Item No. 3.
Item No. 4: Stockholder Proposal on an Independent Board Chair. A stockholder submitted a non-binding, or "advisory," proposal requesting the board of directors to adopt a policy that the chair of the board of directors should be a non-employee director. The company's bylaws provide the board with maximum flexibility to determine the most appropriate leadership structure for the company, including, when appropriate, separating the positions of the chief executive officer and chairman. The board of directors believes that the current leadership structure which combines the role of chief executive officer and chairman is the most suitable for the company at this time. For more information on this proposal, view pages 24-27.
Recommended Vote: "Against" Item No. 4.
If you have any questions regarding the proxy, call Opal Shorter at 404-506-0813 or 8-506-0813.
Note: You may receive multiple communications (electronically and/or mail) containing proxy materials and voting instructions for each type of account in which you hold shares of Southern Company stock. Please review each communication carefully (as it is likely not a duplicate) and be sure to vote all of your shares in each of your accounts.